                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under 14a-12

                            IMPAX LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No Fee Required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------



         Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Monday, May 6, 2002 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors, approve the adoption of the 2002 Equity Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

         At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

         Thank you for your cooperation.

                                         Very truly yours,



                                         Charles Hsiao, Ph.D.
                                         Chairman and Co-Chief Executive Officer

April 8, 2002

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON May 6, 2002

--------------------------------------------------------------------------------

                  To the Stockholders of Impax Laboratories, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Impax Laboratories, Inc. (the "Company") will be held on Monday, May 6, 2002 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404, for the following purposes:

         (1) To elect ten directors to serve for the ensuing year.

         (2) To consider and act upon a proposal to approve the adoption of the 2002 Equity Incentive Plan, as more fully described in the accompanying Proxy Statement.

         (3) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 2, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                              By Order of the Board of Directors



                                              CORNEL C. SPIEGLER
                                              Secretary

Hayward, California
April 8, 2002

                            Impax Laboratories, Inc.
                              30831 Huntwood Avenue
                            Hayward, California 94544


                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

                               GENERAL INFORMATION

General

         This Proxy Statement (first mailed to stockholders on or about April 8, 2002) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock") and Series 2 Convertible Preferred Stock, par value $.01 per share (the "Series 2 Preferred"), of Impax Laboratories, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, May 6, 2002 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         At the Annual Meeting stockholders will consider and vote upon: (i) the election of ten directors to the Board of Directors, (ii) the adoption of the 2002 Equity Incentive Plan, and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002.

         Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock and Series 2 Preferred (collectively, the "Capital Stock").

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Capital Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy,
(ii) the adoption of the 2002 Equity Incentive Plan, and (iii) ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

         Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Shares of Capital Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" adoption of the 2002 Equity Incentive Plan, and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company, and in accordance with their best judgment on any other matters that may properly come before the meeting.

         The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which the Company did not receive notice by February 26, 2002 were to be presented at the Impax Laboratories, Inc. Annual Meeting; (ii) approval of the Minutes of a prior meeting of Stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Impax Laboratories, Inc. Annual Meeting. In connection with such matters, the person named in the enclosed proxy will vote in accordance with their best judgment.

Record Date and Voting Rights

         On April 2, 2002, there were issued and outstanding 47,216,058 shares of Common Stock and 75,000 shares of Series 2 Preferred. Only stockholders of record at the close of business on April 2, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting. The holders of shares of Series 2 Preferred vote, in general, as a single class with the holders of the Common Stock, on all matters voted on by the stockholders of the Company, with each holder of Series 2 Preferred entitled to the number of shares of Common Stock into which that holder's shares would then be convertible. At the Record Date, each share of Series 2 Preferred was convertible into 20 shares of Common Stock. Accordingly, as of the Record Date, the holders of the shares of Common Stock and Series 2 Preferred are entitled to cast a total of 48,716,058 votes.

         The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the ten nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the adoption of the 2002 Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. As a result, abstentions from the vote to consider approval of the adoption of the 2002 Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP and broker non-votes are effectively treated as votes against the proposals, making it more difficult to obtain the necessary approval for these proposals. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees for director will not be counted as a vote for any such nominee. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

   BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of March 5, 2002 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Capital Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or Series 2 Preferred; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                                                                       Shares Beneficially Owned +
                                                     ----------------------------------------------------------
                                                                                                Series 2
                                                             Common Stock                   Preferred Stock
                                                     --------------------------      ---------------------------
       Name and Address of Beneficial Owner          No. of Shares      Percent      No. of Shares       Percent
       ------------------------------------          -------------      -------      -------------       -------
Leslie Z. Benet, Ph.D. ............................             --        *                --               --
   533 Parnassus Avenue, U-68
   San Francisco, CA 94143

Robert L. Burr (1) ................................          5,000        *                --               --
   Windcrest Discovery Capital Partners, LLC
   122 East 42nd Street
   New York, NY 10168

Barry R. Edwards (2) ..............................        173,616        *                --               --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

David J. Edwards (3) ..............................          5,333        *                --               --
   Windcrest Discovery Capital Partners, LLC
   122 East 42nd Street
   New York, NY 10168

Nigel Fleming, Ph.D. ..............................         12,000        *                --               --
   2360 Pacific Avenue, #504
   San Francisco, CA 94115

Charles Hsiao, Ph.D. (4) ..........................      5,138,967       10.8              --               --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Larry Hsu, Ph.D. (5) ..............................      2,902,689        6.1              --               --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Michael Markbreiter (6) ...........................         25,333        *                --               --
   1120 Park Avenue
   New York, NY 10128

Oh Kim Sun (7) ....................................         14,509        *                --               --
   c/o Chemical Company of
   Malaysia Berhad
   Wisma Sine Darby
   14 Jalan Faja Laut
   50708 Kuala Lumpur, Malaysia


                                                                       Shares Beneficially Owned +
                                                     ----------------------------------------------------------
                                                                                                Series 2
                                                             Common Stock                   Preferred Stock
                                                     --------------------------      ---------------------------
       Name and Address of Beneficial Owner          No. of Shares      Percent      No. of Shares       Percent
       ------------------------------------          -------------      -------      -------------       -------

Michael G. Wokasch ................................             --        *                  --              --
   5420 Bermer Road
   McFarland, WI 53558

May Chu (8) .......................................        106,844        *                  --              --
   c/o Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

David S. Doll .....................................          1,616        *                  --              --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
    Philadelphia, PA 19124

Cornel C. Spiegler (9) ............................         69,453        *                  --              --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Joseph A. Storella (10) ...........................         73,333        *                  --              --
   c/o Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Chemical Company of Malaysia Berhad ...............      6,521,484      13.9                 --              --
   Wisma Sine Darby
   14 Jalan Faja Laut
   50708 Kuala Lumpur, Malaysia

Chiin Hsiao Children Irrevocable Trust ............      2,601,924       5.6                 --              --
   c/o Laurie A. Miller, Esquire
   3542 Oak Knoll Drive
   Redwood City, CA 94062

J.P. Morgan Chase & Co. (11) ......................      6,604,134      13.5               75,000           100.0
   Fleming US Discovery Fund III, L.P. ............      4,973,539      10.2               64,637            86.2
   Fleming US Discovery Offshore Fund III, L. P. ..        797,295       1.6               10,363            13.8
   J.P. Morgan Investment Management ..............        833,300       1.7                   --              --
   J.P. Morgan Chase & Co.
   1221 Avenue of the Americas
   New York, NY 10036

Laurie A. Miller, Esquire (12) ....................      3,939,246       8.4                   --              --
   3542 Oak Knoll Drive
   Redwood City, CA 94062

All directors and executive officers as a group
(13 persons) (13) .................................      8,528,693      17.4                   --              --

---------

*    Less than one percent
+ Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the Capital Stock. Shares currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(1) Consists of warrants to purchase 5,000 shares of common stock which may be exercised immediately. Mr. Burr has a consulting agreement with J.P. Morgan Chase & Co. under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. See also Note 11.
(2) Consists of options to purchase 172,000 shares of common stock which may be exercised within 60 days.
(3) Consists of options to purchase 5,333 shares of common stock which may be exercised within 60 days.
(4) Includes 500,370 shares of common stock held in trust for the benefit of John Hsiao's children, 250,185 shares of common stock held in trust for the benefit of Richard Hsiao's children, options to purchase 256,265 shares of common stock which may be exercised within 60 days and warrants immediately convertible into 667,160 shares of common stock. Does not include 2,601,924 shares of common stock held in the Chiin Hsiao Children Irrevocable Trust, as to which shares Dr. Hsiao does not have voting or dispositive power.
(5) Includes options to purchase 255,185 shares of common stock which may be exercised within 60 days and warrants immediately convertible into 667,160 shares of common stock. Does not include 1,254,320 shares of common stock held in the Hsu Children Irrevocable Trust, as to which shares Dr. Hsu does not have voting or dispositive power.
(6) Consists of options to purchase 25,333 shares of common stock which may be exercised within 60 days.
(7) Consists of options to purchase 14,509 shares of common stock which may be purchased within 60 days. Mr. Oh Kim Sum is an Executive Director with the Chemical Company of Malaysia.
(8) Consists of options to purchase 66,510 shares of common stock which may be exercised within 60 days.
(9) Consists of options to purchase 60,500 shares of common stock which may be exercised within 60 days.
(10) Consists of options to purchase 72,333 shares of common stock which may be exercised within 60 days.
(11) Includes warrants to purchase an aggregate of 625,000 shares of common stock which may be exercised within 60 days and 75,000 shares of Series 2 Preferred Stock immediately convertible into 1,500,000 shares of common stock.
(12) Includes 2,601,924 shares of common stock owned by the Chiin Hsiao Children Irrevocable Trust and 1,254,320 shares of common stock owned by the Hsu Children Irrevocable Trust, for which Laurie A. Miller, as corporate counsel to Impax Pharmaceutical, serves as trustee, and therefore may be deemed to beneficially own the shares held by the trust. Ms. Miller disclaims beneficial ownership of these shares.
(13) Includes options and warrants to purchase 2,267,288 shares of common stock which may be exercised within 60 days.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Ten directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages and the year in which each become a director and their principal occupations or employment during at least the past five years are as follows:



                                                      Director
        Name                               Age         since                     Positions with Impax
---------------------------               -----      ----------   ------------------------------------------------
Leslie Z. Benet, Ph.D.                      64          2001       Director
Robert L. Burr                              51          2001       Director
Barry R. Edwards                            45          1999       Co-Chief Executive Officer and Director
David J. Edwards                            36          1999       Director
Nigel Fleming, Ph.D.                        48          1999       Director
Charles Hsiao, Ph.D.                        59          1999       Chairman, Co-Chief Executive Officer and Director
Larry Hsu, Ph.D.                            53          1999       President, Chief Operating Officer and Director
Michael Markbreiter                         41          1997       Director
Oh Kim Sun                                  54          1999       Director
Michael G. Wokasch                          50          2001       Director


         Leslie Z. Benet, Ph.D. has been a Professor since 1978 of, and has also served as Chairman of, the Department of Biopharmaceutical Sciences, University of California, San Francisco. Dr. Benet received his A.B. (English), B.S. (Pharmacy), M.S. from the University of Michigan and Ph.D. from the University of California. Dr. Benet has received five honorary doctorates: Uppsala University, Sweden (Pharm.D., 1987), Leiden University, The Netherlands (Ph.D.,
1995), University of Illinois at Chicago (D.Sc., 1997), Philadelphia College of Pharmacy and Science (D.Sc., 1997) and Long Island University (D.Sc., 1999). Dr. Benet's research interests, more than 400 publications, and nine patents are in the areas of pharmacokinetics, biopharmaceutics, drug delivery and pharmacodynamics. In 1985, Dr. Benet served as President of the APhA Academy of Pharmaceutical Sciences. During 1986, Dr. Benet was a founder and first President of the American Association of Pharmaceutical Scientists (AAPS). In 1987, Dr. Benet was elected to membership in the Institute of Medicine (IOM) of the National Academy of Sciences. Dr. Benet has received the highest scientific award of AAPS (1989 and 2000), Rho Chi (1990), American Association of Colleges of Pharmacy (1991), American Society for Clinical Pharmacology and Therapeutics
(1995), American Pharmaceutical Association (2000) and the International Pharmaceutical Federation (2001). Dr. Benet formerly served as Chair of the FDA Expert Panel on Individual Bioequivalence and the FDA Center for Biologics Peer Review Committee, and as a member of the FDA Science Board and the Generic Drugs Advisory Committee. Dr. Benet presently serves as a member of the IOM Board of Health Sciences Policy.

         Robert L. Burr has been a partner of Windcrest Discovery Capital Partners LLC, since October 2001 and has a consulting agreement with J.P. Morgan Chase & Co. under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr was employed by J.P. Morgan Chase & Co. from 1995 to 2001. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Previously, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Hudson Technologies, Inc.

         Barry R. Edwards has been Co-Chief Executive Officer of the Company since December 14, 1999, and a Director since January 1999. From August 1998 until January 1999, Mr. Edwards served as President of the Company and from January 1999 until December 1999 Mr. Edwards served as Chief Executive Officer of the Company. From 1996 to 1998, Mr. Edwards was Vice President, Marketing and Business Development for Teva Pharmaceuticals USA, a leading manufacturer of generic drugs. From 1991 to 1996, Mr. Edwards served as Executive Director of Gate Pharmaceuticals, a brand marketing division of Teva Pharmaceuticals USA.

Prior to 1991, Mr. Edwards held a number of management functions in strategic planning, corporate development, business development and marketing at Teva Pharmaceuticals USA.

         David J. Edwards has been a Partner of Windcrest Discovery Capital Partners, LLC since October 2001. Previously he was a partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. J.P. Morgan Chase & Co. had employed Mr. Edwards since 1994. Prior to that time, Mr. Edwards was an Associate with Booz Allen & Hamilton, a strategic management consulting company based in New York. From 1987 to 1990, Mr. Edwards was a Process Engineer with Exxon Chemical Corporation. Mr. Edwards received an MBA from Harvard Business School and a Masters in Engineering from Cambridge University.

         Nigel Fleming, Ph.D. has been Chief Financial Officer and a director of Bay Area Psychological Testing (BAPTA) since January, 1999. He is a co-founder of StepUp Inc., a start up education company. Dr. Fleming co-founded Biovision, Inc. in 1996 and served as Managing Director and a director of Biovision from 1996 to 1999. Dr. Fleming also served as Chairman, President and Chief Executive Officer of Agricola Technologies, Inc. from July 1996, to the present. In November 1986, Dr. Fleming founded Genica Pharmaceuticals Corporation, where he served at various times as Chairman, Chief Executive Officer, Board Member and Vice-President - Business Development from 1986 through 1995, when the company was sold to Athena Neuroscience (now Elan Pharmaceuticals), where Dr. Fleming was Director of Business Development for approximately two years. Dr. Fleming obtained his Ph.D. in Clinical Biochemistry form the University of Cambridge in England, and was a lecturer at Harvard Medical School for a number of years.

         Charles Hsiao, Ph.D. has been Chairman, Co-Chief Executive Officer and Director of the Company since December 14, 1999. Dr. Hsiao co-founded Impax Pharmaceuticals, Inc. in 1994, and has served as its Chairman, Chief Executive Officer and a Director since its inception. Dr. Hsiao co-founded IVAX Corporation in 1986 with two partners. By October 1994, when he left the Vice-Chairman position at IVAX, this company had become the world's largest generic pharmaceutical company with approximately 7000 employees and $1 billion in worldwide sales. Dr. Hsiao's technical expertise is in the area of formulation and development of oral controlled-release dosage form. Dr. Hsiao obtained his Ph.D. in pharmaceutics from University of Illinois.

         Larry Hsu, Ph.D. has been President, Chief Operating Officer and Director of the Company since December 14, 1999. Dr. Hsu co-founded Impax Pharmaceuticals, Inc. in 1994 and served as its President, Chief Operating Officer and a member of the Board of Directors since its inception. From 1980 to 1995, Dr. Hsu worked at Abbott Laboratories. During the last four years at Abbott, Dr. Hsu was the Director of Product Development in charge of formulation development, process engineering, clinical lot manufacturing and production technical support of all dosage forms, managing a staff of approximately 250 people. Dr. Hsu obtained his Ph.D. in pharmaceutics from University of Michigan.

         Michael Markbreiter is a private investor since October 2001. Previously he has been a portfolio manager for Sofaer Capital, a global hedge fund, since December 2000. From August 1995 to December 1998, Mr. Markbreiter was a portfolio manager for private equity investments for Kingdon Capital Management Corp., a New York hedge fund. In April 1994, Mr. Markbreiter co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, Mr. Markbreiter was an analyst at Alliance Capital Management Corp. From July 1983 to September 1989, Mr. Markbreiter was an Executive Editor for Arts of Asia magazine. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

         Oh Kim Sun has been employed with Chemical Company of Malaysia Berhad
(CCM), since 1983 and currently serves as Group Executive Director of CCM, a Malaysian corporation whose stock is listed on the Kuala Lumpur Stock Exchange. Mr. Oh is also a director of Nortran Pharmaceuticals, Inc. and Immune Network Research Ltd., both of which are Canadian corporations listed on the Vancouver Stock Exchange. Mr Oh is a fellow member of The Institute of Chartered Accountants of England and Wales and the Malaysian Association of Certified Public Accountants.

         Michael G. Wokasch has been President of Aurora Biosciences since March 2001 and President of PanVera Corporation since July 2001. Both companies are subsidiaries of Vertex Pharmaceuticals Inc., a global biotechnology company. Previously Mr. Wokasch has been President and Chief Executive Officer of Gala Design, Inc., a privately held biotechnology company with proprietary technology in the use of retroviral vectors for gene expression and production of pharmaceutical proteins, since June 2000. From September 1999 to June 2000, Mr. Wokasch was Vice President, Marketing and Sales at Promega Corporation, a privately held multinational biotechnology company. From 1997 to 1999, Mr. Wokasch was Corporate Senior Vice President and Group President at Covance Early Drug Development, one of the largest multinational contract research laboratory in the world. Mr. Wokasch served as President of the Laboratories Division of Corning Pharmaceutical Services from 1995 to 1997. Mr. Wokasch has over 20 years of senior management experience in the pharmaceutical industry at companies including Merck & Company, Inc., Abbott Laboratories, Inc. and Bayer. Mr. Wokasch has a Pharmacy degree from the University of Minnesota.

Committees

         The Board of Directors of the Company has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2001, except for Jason Lin, each director then in office attended not less than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committee of the Board on which he served which were held while such person served in office. The Board of Directors held three regular and two special meetings during the fiscal year ended December 31, 2000.

         The Audit Committee, established in October 1995, currently consists of Mr. David Edwards, as Chairman, and Messrs. Michael Markbreiter and Oh Kim Sun. The members of the Audit Committee are independent (as independent is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards). The Audit Committee reviews with the Company's independent accountants the scope and timing of their audit services, any other services they are asked to perform, the report of independent accountants on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent accountants for the ensuing year. The Audit Committee met six times during the fiscal year ended December 31, 2000.

         The Compensation Committee, established in October 1995, currently consists of Dr. Nigel Fleming, as Chairman, and Messrs. Robert L. Burr, David J. Edwards, and Michael G. Wokasch. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of all officers and employees of the Company. The Compensation Committee also administers the 1999 Equity Incentive Plan ("1999 Plan"). The Compensation Committee met three times during the fiscal year ended December 31, 2000.

Audit Committee Report

         In May, 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent accountants, PricewaterhouseCoopers LLP, regarding the matters required by the Statement on Auditing Standards No. 61 (SAS No. 61). As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and receives annually the required written disclosures and confirming letter from PricewaterhouseCoopers LLP regarding its independence and has discussed with PricewaterhouseCoopers LLP its independence. Also, the Audit

Committee reviewed and discussed with its independent accountants the quarterly financial reports. Additionally, on February 4, 2002, the Committee discussed with the independent accountants the financial results and the matters required by SAS No. 61. The Committee has reviewed the audited financial statements for the year ended December 31, 2001. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               The Audit Committee

                           David J. Edwards, Chairman
                               Michael Markbreiter
                                   Oh Kim Sun

Compensation Committee Report

         The Compensation Committee of the Board of Directors establishes general compensation policies, compensation plans, and specific compensation levels of the Company's most highly compensated executive officers, and reviews the design, administration, and effectiveness of compensation programs for other key executives, as well as the company as a whole. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

Base Salary and Incentive Compensation
--------------------------------------

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and various benefits. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the specialty pharmaceutical industry.

         Prior to the beginning of each fiscal year, financial and other goals are established for the Company. Each executive officer is responsible for accomplishing the goals pertaining to his or her area of responsibility. Base salaries are based on the results of individual performance as well as other considerations, such as the executive officer's level of responsibility, years of service with the Company, and professional background. Incentive compensation is based upon the achievement of Company profit objectives as well as key Company operating targets. As set forth in the Summary Compensation Table, each executive officer of the Company received bonus compensation during 2001.

Stock Options
-------------

         The Company uses its 1999 Equity Incentive Plan (the "Plan") as a long-term incentive plan for executive officers and key employees. The objectives of the Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The Plan authorizes the Compensation Committee to award stock options to officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold, as well as performance. In general, under the Plan, options are granted with an exercise price equal to the fair market value of the Company's

Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. In 2001, 2000, and 1999, the Board of Directors granted options to purchase an aggregate of 593,000 shares, 859,501 shares, and 1,180,310 shares respectively, of the Company's Common Stock under the Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

Discussion of 2001 Compensation for the Chairman/Co-CEO, Co-CEO, and President/Chief Operating Officer
----------------------------------------------------------------------

         In considering the compensation for Dr. Charles Hsiao, Chairman/Co-CEO, the Compensation Committee determined his compensation based on compensation levels of comparable specialty pharmaceutical companies. The Compensation Committee accordingly made the determination that the annual compensation for the Chairman/Co-CEO for the year 2001 be established as $195,000 in the form of salary and $102,395 in the form of bonus.

         In considering the compensation for Barry R. Edwards, Co-CEO, the Compensation Committee determined his compensation based on compensation levels of comparable specialty pharmaceutical companies. The Compensation Committee accordingly made the determination that the annual compensation for the Co-CEO for the year 2001 be established as $195,000 in the form of salary and $102,395 in the form of bonus.

         In considering the compensation for Dr. Larry Hsu, President/Chief Operating Officer, the Compensation Committee determined his compensation based on compensation levels of comparable specialty pharmaceutical companies. The Compensation Committee accordingly made the determination that the annual compensation for the President/Chief Operating Officer for the year 2001 be established as $195,000 in the form of salary and $102,395 in the form of bonus.

                           The Compensation Committee

                         Nigel Fleming, Ph.D., Chairman
                                 Robert L. Burr
                                David J. Edwards
                               Michael G. Wokasch

Compensation of Directors

         Members of the Board of Directors of the Company received no annual remuneration for acting in that capacity during the fiscal year ended December 31, 2001. The Company's non-employee directors were paid $500 (plus reasonable expenses) for each attended meeting of the Board of Directors. Pursuant to the terms of the 1999 Plan, each non-employee director is granted options to purchase 2,000 shares of Common Stock annually. In addition, a non-employee director, when first selected, is granted an option to purchase 10,000 shares. All of these options vest ratably over three years commencing on the first anniversary of the grant date and are exercisable at the fair value market value on the date of grant. The Company reimbursed its directors for their respective out-of-pocket expenses incurred in attending board and committee meetings. On June 21, 2001, pursuant to the 1999 Plan, Dr. Benet and Mr. Wokasch were each granted options to purchase 12,000 shares of common stock at an exercise price of $10.19 per share. Mr. Burr was granted options to purchase 2,000 shares of Common Stock at an exercise price of $10.19 per share.

Stock Performance Graph

         The graph which follows indicates the cumulative total return on the Company's Common Stock since December 31, 1996, compared with the cumulative total return of companies included in the Nasdaq Stock Market Index and in the

Nasdaq Pharmaceutical Stock Index. Cumulative total return on the Company's Common Stock or the index equals the total increase in value since December 31, 1996, assuming reinvestment of all dividends. The graph assumes that $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the indexes. The Company paid no dividends during the period. The data points used for the performance graph are listed in the chart below.


                               [GRAPHIC OMITTED]





                                  December-96    December-97     December-98     December-99     December-00     December-01
                                  -----------    -----------     -----------     -----------     -----------     -----------
Impax Laboratories                   100.00         66.67           38.96            73.19          151.85          197.33
Nasdaq Index                         100.00        122.48          172.70           320.87          193.00          153.15
Nasdaq Pharmaceutical Stock Index    100.00        103.05          130.81           246.64          307.65          262.19



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, the Company's directors, officers and beneficial owners of 10% or more of the Company's Common Stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended.

         THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE TEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to the Company's Chairman, each Co-Chief Executive Officer, the President and Chief Operating Officer and the Company's other four most highly compensated executive officers for 2001, 2000 and 1999.


                                                                                                            Long-Term
                                                                     Annual Compensation                  Compensation
                                                        --------------------------------------------    --------------------
                                                                                        Other Annual       Common Stock
                                                                                        Compensation     Underlying Options
        Name and Principal Position            Year      Salary ($)      Bonus ($)            $                 (#)
-------------------------------------------   ------    -----------     ----------      -------------   --------------------
Charles Hsiao, Ph.D.                           2001       195,000         102,395          7,971 (1)               --
    Chairman and Co-Chief Executive Officer    2000       175,000          52,500          8,064 (1)           60,800
                                               1999       122,292              --             --              333,580

Barry R. Edwards                               2001       195,000         102,395          7,435 (2)               --
    Co-Chief Executive Officer                 2000       174,962          52,500          2,598 (2)           50,000
                                               1999       167,848          45,550         11,753 (3)          370,000

Larry Hsu, Ph.D.                               2001       195,000         102,395          5,901 (1)               --
    President and Chief Operating Officer      2000       175,000          52,500          5,250 (1)           50,000
                                               1999       122,292              --             --              333,580

Cornel C. Spiegler                             2001       160,000          40,800          8,717 (2)               --
    Chief Financial Officer                    2000       150,135          20,257          3,516 (2)           55,000
                                               1999       150,191          13,761          3,492 (2)           20,000

Joseph A. Storella                             2001       150,500          23,835         13,750 (2)               --
    Vice President Operations                  2000       148,673          18,155          5,126 (2)           50,000
                                               1999       148,027          11,463          5,554 (2)           12,000

David S. Doll*                                 2001       120,946          22,400          4,513 (2)          115,000
    Sr. Vice President, Sales and
    Marketing

May Chu                                        2001       150,000          40,500          1,456 (1)               --
    Vice President, Quality Affairs            2000       134,167          14,500            276 (1)           31,000
                                               1999       104,583              --             --               66,716



-----------------------
* Mr. Doll joined the Company in March 2001; his annual salary for 2001 was $149,000.
(1) Represents life insurance along with gross-up tax payment with respect to such insurance payment.
(2) Represents life insurance and long-term disability insurance along with gross-up tax payments with respect to such insurance payments.
(3) Represents life insurance and long-term disability insurance along with gross-up tax payments with respect to such insurance payments and $8,958 in car allowance.

Option Grants In Last Fiscal Year

         The following table sets forth information on option grants in the fiscal year ended December 31, 2001 to the persons named in the Summary Compensation Table. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date as determined by the Board of Directors.


                                                     Individual Grants
                              ----------------------------------------------------------------    Potential Realizable
                                                  % of Total                                        Value at Assumed
                                 Number of         Options                                           Annual Rates of
                                 Securities       Granted to                                           Stock Price
                                 Underlying      Employees in      Exercise                         Appreciation for
      Name                     Options Granted    Fiscal Year    Price ($/SH)   Expiration Date       Option Term (1)
----------------------        ----------------- --------------  --------------  ---------------   ---------------------
                                                                                                      5%         10%
                                                                                                  ----------  ---------
Charles Hsaio, Ph.D.                     --             --             --              --              --          --
Barry R. Edwards                         --             --             --              --              --          --
Larry Hsu, Ph.D.                         --             --             --              --              --          --
Cornel C. Spiegler                       --             --             --              --              --          --
Joseph A. Storella                       --             --             --              --              --          --
David S. Doll                        75,000            12.6            6.50         11/19/11        $306,750    $856,500
                                     40,000             6.7           11.00          9/24/11        $234,400    $701,200
May Chu                                  --             --             --              --               --          --


---------------------
(1) This column shows the hypothetical gain or option spreads of the options based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performances of the Common Stock.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

         The following table sets forth information with respect to the number and value of unexercised stock options held at December 31, 2001 by the persons named in the Summary Compensation Table.


                                                              Number of Securities
                                    Shares      Value        Underlying Unexercised            Value of Unexercised
                                   Acquired    Received         Options Held at                in-the-Money Options
             Name                 on Exercise     ($)         Fiscal Year End (#)           at Fiscal Year End ($)(1)
----------------------------     ------------  ---------     ----------------------        -----------------------------
                                                           Exercisable    Unexercisable    Exercisable     Unexercisable
                                                           -----------    -------------    -----------     -------------
Charles Hsiao, Ph.D. ......           --          --         172,870        221,510         2,156,205        2,566,727
Barry R. Edwards ..........       22,175        235,525      172,000        288,000         1,735,180        2,614,095
Larry Hsu, Ph.D. ..........           --          --         171,790        211,790         2,208,765        2,491,365
May Chu ...................       30,000        282,800       43,159         67,930           533,175          734,419
Cornel C. Spiegler ........       10,870        122,180       58,723         51,277           598,750          428,965
Joseph A. Storella ........           --          --          71,666         36,334           416,787          296,243
David S. Doll .............           --          --             --         115,000             --             618,000

--------------------
(1) Based on the latest reported sale price on the Nasdaq National Market on December 31, 2001 ($13.44 per share) less the option exercise price.

Employment Agreements

         At the closing of the merger between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc., effective December 14, 1999, each of Mr. Barry
R. Edwards and Drs. Hsiao and Hsu entered into a new employment agreement with the Company. Each of these employment agreements has substantially the same terms. Mr. Edwards' and Dr. Hsiao's agreements provide that they will serve as Co-Chief Executive Officers of the Company and, in the case of Dr. Hsiao, Chairman of the Board. Dr. Hsu's Agreement provides that he will serve as President and Chief Operating Officer of the Company. The other material terms of these employment agreements are described below.

         Each employment agreement will be for an initial term of three years, and will be renewed automatically for successive one-year terms unless terminated by either party at least six months prior to the expiration of the initial term or any renewal term. Each of the executives will receive an annual salary of $175,000, and will be entitled to a bonus based on criteria established by the Board of the Company. Any bonus paid to one of these three executives must be similarly paid at the same time to the other two executives.

         Any of the executives may be terminated by the Company, either with or without cause. The executive may terminate his own employment for any reason, or for good reason. These terms are defined more fully in the employment agreements. In general, cause means:

         o a material breach of the provisions of the employment agreement relating to proprietary information, trade secrets, confidentiality and non-competition;

         o a material breach of any other provision of the employment agreement that is not remedied within 30 days of such breach;

         o   any act of fraud or embezzlement against the Company; or

         o any indictment of the executive for a felony or other crime that would cause injury to the reputation of the Company.

             In general, good reason means:

         o assignment of duties or a reduction in duties which is inconsistent with the executive's position;

         o a material reduction in executive's salary or benefits not agreed to by the executive;

         o a relocation that would require executive to have commute of more than 50 miles; or

         o   a change in control of the Company.

             In general, a change in control is defined as:

         o the acquisition by any person or entity of ownership or control of more than 50% of the voting power of the Company;

         o a sale or disposition of assets totaling more than 50% of the value of the Company;

         o a merger or reorganization in which the Company's stockholders, immediately prior to the merger, do not own a least 51% of the voting power of the Company after the merger;

         o any transaction where the Company's stockholders, immediately prior to the transaction, do not own at least 51% of the voting power of the Company after the transaction; or

         o any other transaction that the Board determines would materially alter the structure, ownership or control of the Company.

         If the executive is terminated without cause or terminates his employment for good reason, he will be entitled to receive a payment of all accrued and unpaid salary and benefits plus salary and benefits for the next six months or, if less, the remainder of the term of the employment agreement.

         The executives have also agreed to keep all proprietary information of the Company confidential and to assign all proprietary information or intellectual property developed by the executive during the course of his employment to the Company. Each executive has also agreed that during the term of the employment agreement and for a period of two years following the termination of his employment, he will not engage in a business competitive with that of the Company or entice any of the Company's customers, suppliers or business partners to end their relationship with the Company.

         In addition to the terms previously described, Mr. Edwards' employment agreement provides that he will receive an option to purchase 270,000 shares of common stock at the prevailing market price at the time the option is granted. The shares covered by this option vest and are exercisable on the following schedule: (i) first year - 0%; (ii) second year - 10%; (iii) third year - 40%;
(iv) fourth year - 50%.

Certain Transactions

         We believe that all transactions set forth below were made on terms no less favorable to us than would have been obtained from unaffiliated third parties.

         Common Stock Financing. In connection with a private placement of an aggregate of 2,187,500 shares of the Company's common stock for aggregate proceeds of $17,500,000, in June 2001, the Company issued and sold 269,320 and 43,180 shares of its common stock to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, respectively. Robert L. Burr and David
J. Edwards, Directors of the Company, are members of Fleming US Discovery, LLC, the general partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co.

         The number of shares of our common stock purchased and the aggregate purchase price by each investor is as follows:

                                                                                         Aggregate
                                                                Number of Shares of    Purchase Price
                                                                Common Stock Issued      for Common
                     Investor                                         for Cash              Stock
-------------------------------------------------------        ---------------------  ----------------
Fleming US Discovery Fund III, L.P.....................                269,320            $2,154,560

Fleming US Discovery Offshore Fund III, L.P............                 43,180            $  345,440


           PROPOSAL NO. 2 - ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN

         The Impax Laboratories, Inc. 2002 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors of the Company in March 2002, subject to approval by the stockholders of the Company. The purpose of the Plan is to attract, retain, and motivate key personnel by providing a means whereby the Company may grant (i) incentive stock options, (ii) nonstatutory stock options,
(iii) stock appreciation rights, and/or (iv) stock bonus awards to officers, employees, directors, and consultants of the Company and its affiliates.

         The Board believes that the Plan serves the best interests of the Company and its stockholders by permitting the Company to establish a flexible vehicle through which the Company can offer equity-based compensation incentives to eligible personnel with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

         The following is a summary of the provisions of the Plan. The summary is qualified in its entirety by the detailed provisions of the text in the actual Plan set forth as Appendix A to this Proxy Statement. A summary of certain federal income tax consequences associated with the Plan is set forth in "Federal Income Tax Consequences of the Plan."

         Number of Shares and Adjustments

         The number of shares of Common Stock, $.01 par value, of the Company as to which options may be granted under the Plan is 4,000,000 (the "Shares"). This number may be adjusted in the sole discretion of the Board to give effect to any stock split, stock dividend, combination, recapitalization, or similar transaction with respect to the Common Stock. Shares subject to awards under the Plan that are canceled, expired, terminated, forfeited, settled in cash, or withheld to satisfy the applicable purchase price or tax withholding obligations shall again be available for issuance under the Plan.

         Shares of common stock available for issuance under the Plan may be either authorized and unissued, or held by the Company in its treasury.

         Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of common stock with respect to which stock options or SARs may be granted under the Plan to any employee for any calendar year will be 300,000 Shares.

         Administration of the Plan

         The Board of Directors of the Company administers the Plan. The Board is permitted by the Plan to delegate its authority under the Plan, except with respect to awards to non-employee directors, to the Compensation Committee of the Board consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan and except with respect to awards to non-employee directors, the Compensation Committee will have the authority to grant awards under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of agreements governing awards made under the Plan, to supervise the administration of the Plan, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan. The Plan will be administered by the Board of Directors with respect to awards to non-employee directors. The Board of Directors has delegated its authority to administer the Plan to the Compensation Committee of the Board of Directors.

         Eligibility

         The Plan authorizes the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (commonly known as SARs), and stock bonus awards to any member of the Company's Board of Directors, any officer or other employee of the Company or its affiliates, or any consultant who performs, or will perform, services for the Company or its affiliates.

         The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an award under the Plan in replacement of the award assumed by the Company or treating the assumed award as if it had been granted under the Plan.

         Terms and Conditions of Options

         Each option granted under the Plan is required to be set forth in writing in an Award Agreement, duly executed by the Company and by the person receiving the option.

         Under the Plan, the Administrator may grant stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (commonly known as ISOs) and stock options which do not qualify as incentive stock options (commonly known as nonstatutory stock options). ISOs may only be granted to employees of the Company or its affiliates that qualify as "subsidiaries" within the meaning of Section 424 of the Code.

         The exercise price for Common Stock covered by an ISO may not be less than 100% of the fair market value of the Common Stock on the date of grant (or, in the case of a grant to an employee who is a "10%" stockholder" of the Company or certain subsidiaries, "110% of the fair market value). The exercise price for Common Stock covered by a nonstatutory stock option may not be less than the par value of the Common Stock on the date of grant. All options will, unless sooner terminated, expire ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date of grant.

         Vesting and Exercise of Option

         The Board may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Generally, each option shall vest and become exercisable in annual one-fourth increments or the first, second, third and fourth anniversaries of the date the option is granted, provided that the participant remains in continuous employ of the Company. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased, and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Company may permit.

         Rights as a Shareholder

         No person to whom an option has been granted (a "Participant") will have rights as a shareholder with respect to any shares covered by such option until after due exercise of the option and tender of the full purchase price for the shares being purchased.

         Assignability and Transferability of Options

         Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment, or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine, at the time of grant or thereafter, that a nonstatutory stock option is transferable, in whole or in part, to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

         Stock Appreciation Rights

         The Board may award stock appreciation rights to eligible personnel upon such terms and conditions as it deems appropriate. A stock appreciation right is an award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the stock appreciation right is granted and ending on the date the stock appreciation right is exercised.

         Stock appreciation rights may be awarded under the Plan in conjunction with an option ("tandem SARs") or independent of any option ("stand-alone SARs"). Tandem SARs awarded in conjunction with a nonstatutory stock option may be awarded either at or after the time the nonstatutory stock option is granted. Tandem SARs awarded in conjunction with an incentive stock option may only be awarded at the time the incentive stock option is granted.

         A tandem SAR shall be exercisable only at the time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR shall cancel the related option to the extent of the shares of Common Stock with respect to which the stock appreciation right is exercised, and vice versa. Tandem SARs may be exercised only when the fair market value of the Common Stock to which it relates exceeds the option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a stock appreciation right (tandem or stand-alone), as it deems appropriate.

         A stock appreciation right may be exercised by giving written notice to the Company identifying the stock appreciation right that is being exercised, specifying the number of shares covered by the exercise, and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of stock appreciation rights under the Plan. Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock, as determined by the Board) equal to the product of (i) the number of shares with respect to which the stock appreciation right is being exercised and (ii) the difference between the fair market value of a share of the Common Stock on the date the stock appreciation right is exercised and the fair market value of a share of Common Stock on the date the stock appreciation right is granted.

         Stock appreciation rights shall not be transferable by a Participant other than upon the Participant's death to a beneficiary designated by the Participant in a manner acceptable to the Board or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. All stock appreciation rights shall be transferable, to the extent permitted above, only with the underlying option.

                  Effect of Termination of Employment or Service

         The Plan generally provides that, unless otherwise determined by the Administrator, following a participant's termination of employment or service:

         o for any reason other than the death, disability, or cause (as defined in the Plan), the Participant will have 180 days to exercise all then exercisable options or SARs; and

         o as the result of death or disability, the Participant (or his or her beneficiary) will have one year to exercise all then exercisable options or SARs, provided that, in each instance, no options or SARs may be exercised beyond the expiration of its stated term.

         However, following a Participant's termination of employment or service as the result of cause, any option or SAR held by the Participant (whether or not otherwise then exercisable) shall immediately terminate.

         "Cause" means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates, or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is, or would be, deemed for "cause" (or words of like import) under such agreement.

         Stock Bonus Awards

         The Plan allows the Administrator to grant stock bonus awards in consideration for past services actually rendered to the Company or its affiliates on such terms and conditions it deems appropriate. Shares subject to stock bonus awards may, but need not, be subject to a vesting schedule.

         Generally, unless otherwise determined by the Administrator, any unvested shares of Common Stock received pursuant to a stock bonus award shall be forfeited upon a Participant's termination of employment or service with the Company or its affiliates.

         Non-Employee Director Stock Option Awards

         Under the Plan, each non-employee director of the Company will be automatically granted an NQSO to purchase 12,000 shares of Common Stock upon his or her commencement of service as a non-employee director of the Company. In addition, each non-employee director of the Company will automatically be granted an NQSO to purchase 7,500 shares of Common Stock under the Plan on the day following each annual meeting of stockholders of the Company that occurs at least one year after his or her commencement of service as a non-employee director of the Company. The options will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted upon a non-employee director's commencement of service will vest as to one-third on each anniversary of the date of grant, provided that the director remains in service during the vesting period. The options granted to non-employee directors on an annual basis will generally become one-third vested on each of the first three anniversaries of the grant date.

         If a non-employee director's service terminates for any reason (other than death or disability) or no reason, then any option held by the non-employee director, to the extent not then exercisable, shall thereupon terminate. Any option held by the non-employee director which is exercisable at the time of such termination of service shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the stated term of the option and, to the extent not exercised within such period, shall thereupon terminate. In the event a non-employee director's service terminates due to his or her death or disability, the non-employee director (or his or her beneficiary) will have one year to exercise all the then exercisable non-employee director stock option awards.

         Adjustments Upon Changes in Common Stock

         Upon the occurrence of any of the following events, a Participant's rights with respect to any option which have not previously been exercised in full will be adjusted as set forth below:

         Capitalization - If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares, or if the Company issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination, or stock dividend.

         Dissolution or Liquidation of the Company - In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

         Asset Sales, Merger, Consolidations, or Reverse Merger - In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, then any surviving corporation or acquiring corporation shall assume any awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in such a transaction for those awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such awards or to substitute similar awards for those awards outstanding under the Plan, then the vesting of all outstanding awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated in full, and the awards shall terminate if not exercised (if applicable) at or prior to such event.

         Amendment and Termination of the Plan

         The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding award without the consent of the Participant. Except as otherwise previously discussed, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive awards under the Plan shall be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant.

         Applicability of ERISA

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

Federal Income Tax Consequences of the Plan

         The following information is not intended to be a complete discussion of the federal income tax consequences of participation of the Plan and is qualified in its entirety by reference to the Code and the regulations adopted pursuant thereto. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. Each Participant who acquires shares of Common Stock under the Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

         Incentive Stock Option - Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO (see, however, discussion of alternative minimum tax below) granted pursuant to the Plan. If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. The reduced rate of tax (20%) on certain capital gains requires a holding period of more than one year. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of, or transfers legal title to the share (except transfers, among others, by pledge, on death, or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an ISO may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his ISO generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO is, however, a "disposition" of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For the purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

         Nonstatutory Stock Options - Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of nonstatutory stock options pursuant to the Plan. On the exercise of a nonstatutory stock option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a nonstatutory stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. The reduced rate of tax (20%) on certain capital gains requires a holding period of more than one year. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a nonstatutory stock option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the nonstatutory stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

         Stock Appreciation Rights - A participant who is awarded a stock appreciation right will not have taxable income upon the grant of such stock appreciation right and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a stock appreciation right, a participant will recognize fully taxable ordinary income equal to the amount of cash and the fair market value of any shares received. The Company may generally claim a deduction at that time equal to the amount recognized as ordinary income by the Participant.

         Limitation on the Company's Deduction - In general, the Company is entitled to a deduction in such amount and at such time as ordinary income is recognized by a participant under the Plan. Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and its four highest paid executive officers, to the extent that such compensation is not performance based. Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if its (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and

(iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based," the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation in the relevant year exceeds $1,000,000.

                  PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP audited the financial statements of the Company for the fiscal year ended December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Audit Fees

         PricewaterhouseCoopers LLP billed aggregate fees of $182,500 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's forms 10-QSB for that year.

Financial Information Systems Design and Implementation Fees

         No such services were provided by PricewaterhouseCoopers LLP for the most recent fiscal year.

All Other Fees

         PricewaterhouseCoopers LLP billed aggregate fees of $240,300 for services rendered by it to the Company, other than for the services described above, for the year ended December 31, 2001. The Audit Committee has considered whether the services rendered for these fees is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2003 must be received by the Company no later than December 9, 2002 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8. Any notice of a shareholder proposal for consideration at the 2002 Annual Meeting that is submitted to the Company outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) if it is submitted after February 22, 2003. Rule 14(a)-4(c)(1) provides that discretionary voting authority may be exercised with respect to such untimely proposals.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                                                      Appendix A


                            IMPAX LABORATORIES, INC.
                           2002 EQUITY INCENTIVE PLAN

         1. Purpose. The purpose of the Plan is to attract, retain and motivate key personnel by providing a means whereby the Company may grant (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights and/or (iv) Stock Bonuses to officers, employees, directors and consultants of the Company and its Affiliates. In addition, Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options under the Plan.

         2. Administration

            2.1 Administration by Board. The Board shall administer the Plan unless and to the extent that the Board delegates its power and authority to a Committee as provided in Section 2.3.

            2.2 Power of Board. Subject to the provisions of the Plan, the Board, acting in its sole discretion, shall have the following power and authority:

                2.2.1. to determine to which of the eligible individuals, and the times at which, Awards shall be granted;

                2.2.2. to determine the number of shares of Common Stock subject to Awards granted under the Plan and, where applicable, the price to be paid for the shares of Common Stock subject to each Award;

                2.2.3. to determine the terms and conditions of each Award (which need not be identical);

                2.2.4. to interpret the terms of the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration (and, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deemed necessary or desirable);

                2.2.5. to accelerate the terms of the Plan or any Award;

                2.2.6. to amend the terms of the Plan or any Award;

                2.2.7. to adopt forms of Award Agreements for use under the Plan;

                2.2.8. to allow Participants to satisfy the minimum withholding tax obligations by electing to have the Company withhold from the shares covered by an Award that number of shares having a Fair Market Value equal to the amount required to be withheld; and

                2.2.9. to make all determinations deemed necessary or advisable for the administration of the Plan.

            2.3 Delegation. Except with regard to Awards to Non-Employee Directors, the Board may delegate any or all of its powers and authority relating to the administration of the Plan (but not the power to amend or terminate the Plan) to a Committee of two (2) or more members of the Board. If and to the extent that administrative responsibility is delegated to a

Committee, the Committee shall have, in connection with the administration of the Plan, the powers and authority theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and, as appropriate, references in the Plan to the Board shall be deemed to be the Committee or subcommittee). If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Exchange Act and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

            2.4 Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by law each member of the Board and the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

            2.5 Decisions. All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on all persons.

         3. Share Reserve. Subject to adjustment pursuant to Section 11, the aggregate number of shares of Common Stock that may be issued pursuant to the Plan is 4,000,000 shares. If any Option or Stock Appreciation Right expires or is terminated without being exercised in whole or in part, the unexercised or released shares from such Option or Stock Appreciation Right shall be available for future issuance under the Plan. Shares that are subject to an Award that is forfeited or cancelled or that are withheld in order to pay the purchase price for shares of Common Stock covered by any Award or to satisfy the tax withholding obligations associated with any Award under the Plan shall be available for future issuance under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. Subject to adjustment pursuant to Section 11, the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 300,000 shares.

         4. Eligibility. Awards may be granted under the Plan to officers, employees, directors and consultants of the Company or its Affiliates. Incentive Stock Options may be granted only to employees of the Company or its Affiliates. Non-Employee Directors shall receive automatic grants of Nonstatutory Stock Options pursuant to Section 8 of the Plan. The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in replacement of the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan.

         5. Options.

            5.1 Option Grant. Subject to the provisions hereof, the Board may grant Incentive Stock Options and Nonstatutory Stock Options to eligible personnel on such terms and conditions as the Board deems appropriate.

            5.2 Exercise Price. The exercise price of an Option shall not be less than the par value of the Common Stock, provided that (i) the exercise price of an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, and (ii) the exercise price of an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

            5.3 Option Term. No Option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years.)

            5.4 Vesting and Exercise of Options. The Board may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an Option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an Option may be paid in cash and/or such other form of payment as the Company may permit.

            5.5 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment of the exercise price and the applicable tax withholding obligations with respect to such exercise has been made or provided for. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by an Option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distribution or other rights for which the record date is prior to the date such shares are issued.

            5.6 Buy Out and Settlement. The Board, on behalf of the Company, may at any time offer to buy out any Option on such terms and conditions as the Board shall establish.

            5.7 Options Non-Transferable. Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise then by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that a Nonstatutory Stock Option is transferable in whole or in part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

            5.8 Assumed Options. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise of such assumed option shall be adjusted appropriately as determined by the Board. In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

            5.9 Replacement Options. Without in any way limiting the authority of the Board to make or not to make grants of Options, the Board shall have the authority (but not an obligation) to include as part of any Award Agreement a provision entitling the Participant to a replacement Option in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the Award Agreement.

         6. Stock Appreciation Rights.

            6.1 Stock Appreciation Right Grant. Subject to the provisions hereof, the Board may award Stock Appreciation Rights to eligible personnel upon such terms and conditions as it deems appropriate. A Stock Appreciation Right is an Award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the Stock Appreciation Right is granted and ending on the date the Stock Appreciation Right is exercised.

            6.2 Types of Stock Appreciation Rights. Stock Appreciation Rights may be awarded under the Plan in conjunction with an Option ("tandem SARs") or independent of any Option ("stand-alone SARs"). Tandem SARs awarded in conjunction with a Nonstatutory Stock Option may be awarded either at or after the time the Nonstatutory Stock Option is granted. Tandem SARs awarded in conjunction with an Incentive Stock Option may only be awarded at the time the Incentive Stock Option is granted.

            6.3 Exercisability. Except as otherwise provided herein, a tandem SAR shall be exercisable only at the time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a tandem SAR shall cancel the related Option to the extent of the shares of Common Stock with respect to which the Stock Appreciation Right is exercised, and vice versa. Tandem SARs may be exercised only when the Fair Market Value of the Common Stock to which it relates exceeds the Option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a Stock Appreciation Right (tandem or stand-alone) as it deems appropriate.

            6.4 Exercise. A Stock Appreciation Right may be exercised by giving written notice to the Company identifying the Stock Appreciation Right that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of Stock Appreciation Rights under the Plan. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Board) equal to the product of (i) the number of shares with respect to which the Stock Appreciation Right is being exercised and (ii) the difference between the Fair Market Value of a share of the Common Stock on the date the Stock Appreciation Right is exercised and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

            6.5 SARs Non-Transferable. Stock Appreciation Rights shall not be transferable by a Participant other than upon the Participant's death to a beneficiary designated by the Participant in a manner acceptable to the Board, or, if no designated beneficiary shall survive the Participant, pursuant to the Participant's will or by the laws of descent and distribution. All Stock Appreciation Rights shall be transferable, to the extent permitted above, only with the underlying option.

         7. Stock Bonus Awards. Subject to the provisions hereof, the Board may grant Stock Bonus Awards to eligible personnel upon such terms and conditions as the Board deems appropriate. The terms and conditions of Stock Bonus Awards may change from time to time, and the terms and conditions of each Award Agreement need not be identical.

            7.1 Consideration. A Stock Bonus Award shall be awarded in consideration for part or future services rendered to the Company or its Affiliates.

            7.2 Vesting. Shares of Common Stock awarded pursuant to a Stock Bonus may, but need not, be subject to a vesting schedule determined by the Board.

            7.3 Transferability. Shares of Common Stock received pursuant to a Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board shall determine in its discretion, so long as shares remain subject to the terms of the Award Agreement.

         8. Non-Employee Director Stock Option Awards. Subject to the provisions hereof and without further action by the Board, during the term of the Plan, (i) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock on the trading day following the date of his or her commencement of service as a Non-Employee Director, and
(ii) each Non-Employee Director then in service shall be granted a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs at least one year after his or her commencement of service as a Non-Employee Director. Unless otherwise determined by the Board, each Option granted pursuant to this
Section 8 shall be subject to the following terms and conditions:

            8.1 Exercise Price. The purchase price per share shall be equal to the Fair Market Value of the Common Stock on the date the Option is granted.

            8.2 Vesting Conditions. Each Option shall vest and become exercisable in annual one-third increments on the first, second and third anniversaries of the date the Option is granted, provided that the Participant remains in the continuous service on the Board through each applicable anniversary date.

            8.3 Effect of Termination of Service. If a Non-Employee Director's service terminates for any reason (other than death or Disability) or no reason, then any Option held by the Non-Employee Director, to the extent not then exercisable, shall thereupon terminate. Any Option held by the Non-Employee Director which is exercisable at the time of such termination of service shall remain exercisable during the ninety (90) day period following such termination or, if sooner, until the expiration of the stated term of the Option and, to the extent not exercised within such period, shall thereupon terminate. The provisions of Section 9.1.1 shall apply in the event a Non-Employee Director's service terminates due to his or her death or Disability.

            8.4 Capital Transactions; Change in Control. The provisions of
Section 11 shall apply.

            8.5 Expiration. Except as otherwise provided herein, if not previously exercised, each Option shall expire on the tenth anniversary of the date the Option is granted.

         9. Termination of Employment or Service. Except as specifically provided in Section 8, and unless otherwise determined by the Board at grant or, if no rights of the Participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to Awards held by a Participant (other than Awards covered by Section 8) at the time of his or her termination of employment or other service with the Company and its Affiliates.

            9.1 Stock Options and Stock Appreciation Rights.

                9.1.1. If a Participant's employment or service terminates due to his or her death or Disability, then (i) any Option or Stock Appreciation Right held by the Participant which is not then exercised shall terminate, and
(ii) any such Option or Stock Appreciation Right may be exercised, to the extent otherwise exercisable on the date his or her employment or service terminates, by the Participant (or in the event of death, his or her legal representative) at any time within one year from the date his or her employment or service terminates, but in no event after expiration of the stated term, and, to the extent not exercised within such time period, shall thereupon terminate.

                9.1.2. If a Participant's employment or service is terminated by the Company or its Affiliates for Cause or if, at the time of a Participant's termination, grounds for termination for Cause exist, then notwithstanding anything to the contrary contained herein, any Option or Stock Appreciation Right held by the Participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. "Cause" means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

                9.1.3. If a Participant's employment or service terminates for any reason (other than death, Disability or Cause at a time when Cause exists) or no reason, then any Option or Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall thereupon terminate. Any Option or Stock Appreciation Right held by the Participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty (30) days period following such termination of employment or service or, if sooner, until the expiration of the stated term of the Option or Stock Appreciation Right and, to the extent not exercised within such period, shall thereupon terminate.

            9.2 Stock Bonuses. If a Participant's employment or service terminates, then any shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Award Agreement shall be forfeited.

         10. Miscellaneous.

            10.1 No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to be employed by or serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate such employment or service.

            10.2 Investment Assurance. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to reflect conditions imposed under an Award or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

            10.3 Withholding Obligations. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan or (ii) the Company shall be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Board, the Participant may satisfy the withholding obligation described under this Section 10.3 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by another mechanism as may be required or appropriate to conform with local tax and other rules).

         11. Adjustments Upon Changes in Common Stock.

            11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan and the maximum number of securities that may be awarded to any employee, and the outstanding Awards shall be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.

            11.2 Change in Control - Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

            11.3 Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this
Section 11.3 for those Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those Awards outstanding under the Plan, then the vesting of all outstanding Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event.

         12. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding Award without the consent of the Participant. Except as otherwise provided in Section 11, any amendment which would increase the number of shares of Common Stock for which Awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of employees eligible to receive Awards under the Plan shall be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant.

         13. Effective Date of Plan. The Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the resolutions thereunder. Options may be granted under this Plan prior to obtaining Shareholder approval, provided such options shall not be exercisable before such Shareholder approval is obtained.

         14. Definitions.

            14.1 "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Section 424(e) and (f), respectively, of the Code.

            14.2 "Award" means any Option, Stock Appreciation Right or Stock Bonus granted under the Plan.

            14.3 "Award Agreement" means a written agreement or other instrument between the Company and a holder of an Award evidencing the terms and conditions of an individual Award.

            14.4 "Board" means the Board of Directors of the Company.

            14.5 "Code" means the Internal Revenue Service Code of 1986, as amended.

            14.6 "Committee" means a committee appointed by the Board in accordance with Section 2.3.

            14.7 "Common Stock" means the common stock, par value $.01, of the Company.

            14.8 "Company" means Impax Laboratories, Inc., a Delaware corporation.

            14.9 Disability" means the dates and permanent disability of a person within the meaning of Section 22(e) of the Code.

            14.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            14.11 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

            14.12 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            14.13 "Non-Employee Director" means a member of the Board who is not also an employee of, or consultant to, the Company or its Affiliates.

            14.14 "Nonstatutory Option" means an Option that does not qualify as an Incentive Stock Option.

            14.15 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

            14.16 "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an Award.

            14.17 "Plan" means this Impax Laboratories, Inc. 2002 Equity Incentive Plan.

            14.18 "Securities Act" means the Securities Act of 1933, as amended.

            14.19 "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 6 of the Plan.

            14.20 "Stock Bonus" means a stock bonus granted pursuant to Section 7 of the Plan.

            14.21 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

                            Impax Laboratories, Inc.

      This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to Be Held on May 6, 2002.

      The undersigned, a stockholder of Impax Laboratories, Inc. (the "Corporation"), hereby constitutes and appoints Charlie Hsiao, Ph.D. and Cornel
C. Spiegler, and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock and Series 2 Preferred Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Monday, May 6, 2002, and at any and all adjournments or postponements thereof, as follows:

(1)   ELECTION OF DIRECTORS
      |_| FOR the nominees listed below            |_| WITHHOLDING AUTHORITY
          (except as marked to the                     to vote for all nominees
          contrary below)                              listed below

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

Nominees:  Leslie Z. Benet, Ph.D., Robert L. Burr, Barry R. Edwards,
           David J. Edwards, Nigel Fleming, Ph.D., Charles Hsiao, Ph.D., Larry Hsu, Ph.D., Michael Markbreiter, Oh Kim Sun, and
           Michael G. Wokasch

(2)  PROPOSAL TO ADOPT THE 2002 EQUITY INCENTIVE PLAN
                     |_| FOR    |_| AGAINST    |_| ABSTAIN

(3) PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
                     |_| FOR    |_| AGAINST    |_| ABSTAIN

(4) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.
                                                    (Continued on reverse side.)

(Continued)

      Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 3 and 4 above. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors and FOR Proposals 2 and 3.

      A majority of the attorneys and proxies named herein present and acting at the meeting in person or by their substitutes (or if only one is present and acting then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain maters as may properly come before the meeting.

      Any and all proxies heretofore given by the undersigned are hereby revoked.

                                      Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2002 is hereby acknowledged.

                                      Dated:
                                            ------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------
                                      Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.




            Please Date, Sign and Mail in the Enclosed Reply Envelope